CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Registration Statement Nos. 33-46506, 333-101494, 333-83658, 333-83656, 333-72931, and 333-117445 on Form S-8 of our reports dated September 7, 2006, relating to the consolidated financial statements of Dycom Industries, Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 29, 2006.
DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
September 7, 2006